Exhibit 99.2

T2 Biosystems Announces Worldwide Licensing Agreement of COVID-19, Novel Coronavirus Assay from Hackensack Meridian Health’s Center for Discovery and Innovation

New COVID-19 assay will be adapted to run on T2 Biosystems’ FDA-cleared T2Dx® Instrument

LEXINGTON, Mass., March 24, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced that it has entered into a worldwide licensing agreement for a rapid COVID-19, novel coronavirus test developed by the Center of Discovery and Innovation at Hackensack Meridian Health, New Jersey’s largest and most comprehensive health network.

The licensed coronavirus assay has been used by healthcare professionals within the Hackensack Meridian Health network, under the U.S. Food and Drug Administration’s Emergency Use Authorization guidance, to test and treat patients suspected of having coronavirus. Under terms of the agreement, T2 Biosystems will adapt the coronavirus test to run on its T2Dx® Instrument, the same instrument used for the FDA-cleared T2Bacteria® and T2Candida® Panels. Hackensack Meridian Health will also adopt the T2Dx® Instrument and test panels within its Center of Discovery and Innovation.

“This agreement combines our FDA-cleared T2Dx platform with our joint scientific expertise to benefit patients at risk for both primary coronavirus infections, as well as associated secondary infections that may lead to sepsis,” said John Sperzel, President and Chief Executive Officer of T2 Biosystems. “Data from prior flu pandemics indicated bacterial co-infection rates as high as 29%, and sepsis rates above 30% among patients admitted to hospital intensive care units. The ability to detect coronavirus and associated secondary bacterial or fungal infections that may lead to sepsis, without the need to wait days for a diagnostic result, allows clinicians to achieve targeted therapy faster, and can lead to reduced length of stay in the intensive care unit, freeing up beds for incoming patients.”

By adding this complementary test to the T2Dx platform, capable of detecting SARS-CoV-2 (novel coronavirus), T2 Biosystems will be able to provide a comprehensive assessment of patients suspected of primary or secondary infections associated with coronavirus, when timely results are most critical. These results will enable clinicians to rapidly quarantine and treat patients suspected of having coronavirus, effectively allocate critical resources, and in the case of a negative result, spare the patient unnecessary time in the hospital, thus reducing risks to additional exposure.

“Our scientists at the Center for Discovery and Innovation have given our health network a crucial tool to treat patients in real-time,” said Robert C. Garrett, FACHE, Chief Executive Officer of Hackensack Meridian Health. “We are pleased to license the technology to T2 Biosystems and also adopt the T2Dx platform.”

The ongoing pandemic has accelerated the need for worldwide testing. The World Health Organization (WHO) has confirmed nearly 335,000 cases globally and the most recent reports indicate a death toll of more than 14,500. In the United States, more than 33,400 cases have been reported across all 50 states, with 400 deaths, according to the Centers for Disease Control and Prevention (CDC).

“We developed a highly sensitive and accurate coronavirus test that provides rapid, definitive results by combining the best elements found in the coronavirus tests developed by CDC and WHO,” said David S. Perlin, Ph.D., Chief Scientific Officer and Senior Vice President of the CDI. “The T2Dx® Instrument is the perfect vehicle to expand our innovation to customers around worldwide.”

While the majority of confirmed cases have been mild to moderate in severity, nearly 14% of patients have suffered from severe disease, exhibiting signs and symptoms that also meet SIRS criteria, putting those patients at high risk for sepsis. Additionally, 6.1% of patients were found to be critical, suffering from respiratory failure, septic shock, and/or multiple organ dysfunction/failure. These patients are treated in the ICU, where they are exposed to additional risk factors as well as countless antimicrobial agents.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, and the T2ResistanceTM Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including products for the detection of additional species and antibiotic resistance markers of sepsis pathogens, and tests for Lyme disease.

About Hackensack Meridian Health

Hackensack Meridian Health is a leading not-for-profit health care organization that is the largest, most comprehensive and truly integrated health care network in New Jersey, offering a complete range of medical services, innovative research and life-enhancing care. Hackensack Meridian Health comprises 17 hospitals from Bergen to Ocean counties, a behavioral health hospital, and two rehabilitation hospitals. Additionally, the network has more than 500 patient care locations throughout the state which include ambulatory care centers, surgery centers, home health services, long-term care and assisted living communities, ambulance services, lifesaving air medical transportation, fitness and wellness centers, rehabilitation centers, urgent care centers and physician practice locations. Hackensack Meridian Health has more than 34,100 team members, and 6,500 physicians and is a distinguished leader in health care philanthropy, committed to the health and well-being of the communities it serves. For additional information, please visit www.HackensackMeridianHealth.org.

About the Center for Discovery and Innovation

The Center for Discovery and Innovation, a newly established member of Hackensack Meridian Health, seeks to translate current innovations in science to improve clinical outcomes for patients with cancer, infectious diseases and other life-threatening and disabling conditions. The CDI, housed in a fully renovated state-of-the-art facility, offers world-class researchers a support infrastructure and culture of discovery that promotes science innovation and rapid translation to the clinic.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding additional patients, timing of testing patients, anticipated product benefits, strategic priorities, product expansion or opportunities, growth expectations or targets, timing of FDA filings or clearances and anticipated operating expenses, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on March 16, 2020, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406